                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts--
Trilogy Advisors Baby Boom Economy Portfolio, 2001 Series C:

  We consent to the use of our report dated September 26, 2001, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                                             /s/ KPMG LLP

New York, New York
September 26, 2001